Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (this “Second Amendment”) is made as of the 3rd day of October, 2014 by and among

THE WET SEAL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Lead Borrower for the Borrowers, being:

said THE WET SEAL, INC.,

THE WET SEAL RETAIL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

WET SEAL CATALOG, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610;

The GUARANTORS party hereto;

the LENDERS party hereto;

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the Borrowers, the Lenders and the Agents entered into an Amended and Restated Credit Agreement dated as of February 3, 2011, (as amended, modified, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties desire to amend the terms and conditions of the Credit Amendment as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendment of Section 4.02. Section 4.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans to the other Type, or a continuation of LIBOR Rate Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a) The representations and warranties of each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Section 4.02, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.”

3. Amendment of Section 5.05. The last sentence of Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Since February 1, 2014, there have been no changes in the assets, liabilities, financial condition, or business of the Lead Borrower and its Subsidiaries, other than changes in the ordinary course of business, the effect of which has had a Material Adverse Effect.”

4. Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a) This Second Amendment shall have been duly executed and delivered by the Borrowers, the Guarantors, the Administrative Agent and the Lenders. The Administrative Agent shall have received a fully executed copy hereof.

(b) No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this Second Amendment.

(c) The Borrowers and the Guarantor shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.

5. Miscellaneous.

(a) Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained. The Loan Parties hereby acknowledge, confirm and agree that the Security Documents and any and all Collateral pledged to the Collateral Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Second Amendment.

(b) The Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Second Amendment, including, without limitation, all reasonable attorneys’ fees.

(c) This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.

(d) This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

(e) By executing this Second Amendment, the undersigned Guarantor hereby consents to the Second Amendment to Amended and Restated Credit Agreement and acknowledges that its Facility Guaranty remains in full force and effect.

(f) Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

(g) The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Second Amendment and are not relying on any representations or warranties of the Agent or the Lenders or their counsel in entering into this Second Amendment.

(h) THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

THE WET SEAL, INC., as Lead Borrower and a Borrower

By:	/s/ Steven H. Benrubi
Name:	Steven H. Benrubi
Title:	Chief Financial Officer

THE WET SEAL RETAIL, INC., as Borrower

By:	/s/ Steven H. Benrubi
Name:	Steven H. Benrubi
Title:	Chief Financial Officer

WET SEAL CATALOG, INC., as Borrower

By:	/s/ Steven H. Benrubi
Name:	Steven H. Benrubi
Title:	Chief Financial Officer

WET SEAL GC, LLC, as Guarantor

By:	/s/ Steven H. Benrubi
Name:	Steven H. Benrubi
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, as Swing Line Lender. L/C Issuer and as Lender

By:	/s/ Brian Lindblom
Name:	Brian Lindblom
Title:	Vice President